                                                                                              EXHIBIT 11
                               THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                             STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                  (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                CALCULATION OF EARNINGS PER COMMON SHARE


                                                            THREE MONTHS               NINE MONTHS
                                                         ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                       ------------------------  ------------------------
                                                            1996         1995         1996         1995
                                                       -----------  -----------  -----------  -----------
Net earnings .  .  .  .  .  .  .  .  .  .  .  .  .  .  $    37,686  $    49,647  $    73,562  $    85,443
Add interest on Convertible Debt, net of tax  .  .  .        2,105         -           6,270         -
                                                       -----------  -----------  -----------  -----------
Net earnings applicable to common
    stock and equivalents outstanding.  .  .  .  .  .  $    39,791  $    49,647  $    79,832  $    85,443
                                                       ===========  ===========  ===========  ===========

Weighted average number of common shares
   outstanding  .  .  .  .  .  .  .  .  .  .  .  .  .      409,923      409,923      409,923      409,923
Weighted average number of common shares
    issuable upon conversion of Convertible Debt .  .       72,112         -          72,112         -
Dilutive effect of stock options after application
    of treasury stock method.  .  .  .  .  .  .  .  .         -            -              99         -
                                                       -----------  -----------  -----------  -----------
Weighted average number of common shares
   and equivalents outstanding .  .  .  .  .  .  .  .      482,035      409,923      482,134      409,923
                                                       ===========  ===========  ===========  ===========

Net earnings per common share and equivalents
    (Primary and Fully Diluted).  .  .  .  .  .  .  .         $.08         $.12         $.17         $.21
                                                              ====         ====         ====         ====




                                                           Tab 2
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